SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

March 25, 2004

Date of Report (date of earliest event reported)

Avistar Communications Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065
(Address of principal executive offices) (Zip Code)

(650) 610-2900
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 25, 2004, Avistar Communications Corporation issued a press release announcing that it had entered into a common stock purchase agreement with an investor and completed the sale of its common stock to such investor.  The press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.  The following exhibit is filed with this report.

Exhibit Number	Description

99.1	Press Release dated March 25, 2004

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2004
AVISTAR COMMUNICATIONS CORPORATION

	By:	/s/ Robert J. Habig
Robert J. Habig
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated March 25, 2004